EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17843) pertaining to the Kaiser Ventures Inc. 1995 Stock Plan, as amended, of our report dated March 25, 2010 with respect to the consolidated financial statements and schedule of Kaiser Ventures LLC and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2009 and 2008.

/s/ Moss Adams LLP

Irvine, California

March 25, 2010